UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34686 (Commission File Number)	16-1710376 (I.R.S. Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

Registrant’s telephone number, including area code (808) 546-4511

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 28, 2014, the Company issued a press release announcing that Hawaiian Telcom Services Company, Inc., its indirect wholly-owned subsidiary, joined a new submarine cable consortium linking Southeast Asia and the US.  A copy of the press release announcing its investment in the submarine cable system is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release dated August 28, 2014 announcing the joining of a new submarine cable consortium linking Southeast Asia and the US.

Forward Looking Statements

This report contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Forward-looking statements contained in this report are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements contained in this report are not guarantees of future events, and we cannot assure you that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors.  The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2014	HAWAIIAN TELCOM HOLDCO, INC.

/s/ Robert F. Reich
Robert F. Reich
Senior Vice President and Chief Financial Officer